UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2017

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive
West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01                                  Other Events.

On July 12, 2017, Affiliated Managers Group, Inc. (the “Company”) delivered a notice to redeem all $200.0 million aggregate principal amount outstanding of its 6.375% Senior Notes due 2042, which were issued pursuant to the Indenture, dated as of August 8, 2012, as supplemented by the First Supplemental Indenture, dated as of August 8, 2012, by and between the Company and Wells Fargo Bank, National Association, as trustee.  A copy of such notice of redemption is attached as Exhibit 99.1 hereto.

ITEM 9.01                                  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Notice of Redemption, dated July 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: July 12, 2017	By:	/s/ David M. Billings
		Name:	David M. Billings
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Redemption, dated July 12, 2017.